Exhibit 99.1

Newmont Promotes Natascha Viljoen to President and Chief Operating Officer

DENVER – May 2, 2025 – Newmont Corporation (NYSE: NEM, TSX: NGT, ASX: NEM, PNGX: NEM) (“Newmont”) today announced that Natascha Viljoen, Executive Vice President and Chief Operating Officer, has been promoted to President and Chief Operating Officer of the company. Ms. Viljoen will continue to report directly to Chief Executive Officer Tom Palmer.

"This promotion is a recognition of Natascha’s strong leadership as Chief Operating Officer since 2023, her commitment to safe operational delivery and deep connections with people both inside and outside the company," said Palmer. "Natascha’s energy, passion and resolve will continue to be critical assets as we work to improve costs and productivity to deliver value to shareholders."

Palmer added, "This new leadership role for Natascha, which provides a balance of both strategic and operational focus, is right for the company at this time. Now that we have completed the rationalization of our portfolio following the Newcrest acquisition, we want to ensure that our leadership team is in the best position to support our people throughout the company to safely deliver on our commitments now and in the future. Natascha's new role is an important step in making that happen."

Prior to joining Newmont, Natascha served as the Chief Executive Officer of Anglo American Platinum, the world’s largest primary producer of platinum. Natascha is a metallurgical engineer and holds a Bachelor of Engineering from North West University in South Africa and an Executive MBA from the University of Cape Town, South Africa.

“I am honored and excited to have this opportunity to serve as President and Chief Operating Officer of Newmont, a company whose values I share and whose people I respect," said Viljoen. "I am looking forward to leading our efforts in this new capacity, and to ensure that all of our stakeholders – our teams, host communities, partners, customers and shareholders – benefit from our world-class portfolio."

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About Newmont

Newmont is the world’s leading gold company and a producer of copper, zinc, lead, and silver. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in Africa, Australia, Latin America & Caribbean, North America, and Papua New Guinea. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social, and governance practices. Newmont is an industry leader in value creation, supported by robust safety standards, superior execution, and technical expertise. Founded in 1921, the Company has been publicly traded since 1925.

At Newmont, our purpose is to create value and improve lives through sustainable and responsible mining. To learn more about Newmont’s sustainability strategy and initiatives, go to www.newmont.com.

Media Contact – Global
Shannon Brushe
globalcommunications@newmont.com

Investor Contact – Global
Neil Backhouse
investor.relations@newmont.com

Investor Contact – Asia Pacific
Natalie Worley
apac.investor.relations@newmont.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements in this news release include, without limitation, expectation regarding cost and productivity improvements and other statements regarding future events or results. For a discussion of risks and other factors that might impact future looking statements , see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on February 21, 2025, under the heading Risk Factors.